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                                                                    Exhibit 10.5

                 FORM CONFIDENTIALITY AND NON-COMPETE AGREEMENT



THIS CONFIDENTIALITY AND NON-COMPETE AGREEMENT (the "AGREEMENT") is entered into on [Date] by and between:

JIANGXI LDK SOLAR HI-TECH CO., LTD. (the "COMPANY");

and

[NAME] (the "EMPLOYEE"), a _______ citizen with ID Card No. ________, with the residential address _____________ and household registration place____________.

The Company and the Employee are hereinafter referred to collectively as the "PARTIES" and each individually as a "PARTY".

WHEREAS

     (A) in accordance with PRC laws and, regulations, the Company and the Employee have entered into an Employment Agreement dated [Date] (the "EMPLOYMENT AGREEMENT"); and

     (B) in accordance with the terms of Article 7 of the Employment Agreement, the Company and the Employee acknowledge that the Employee will from time to time receive Confidential Information (as defined below) during the term of his/her employment with the Company.

     (C) in order to protect the Company's competitive position and intellectual property rights, the Employee is hereby entering into a binding confidentiality and non-compete agreement with the Company.

Now therefore, in consideration of the Employee's employment by the Company, the Company's agreement to employ the Employee, and the mutual promises contained in this Agreement, the Company and the Employee agree as follows:

                                   ARTICLE 1
                                CONFIDENTIALITY

1.1  Definition

     "CONFIDENTIAL INFORMATION" shall mean information of confidential nature created, discovered, prepared or otherwise developed by the Company or any of its affiliates, which is generally unavailable to the public and has an economic value to the business in which the Company or any of its affiliates is engaged. Such Confidential Information includes but is not limited to, customer and supplier lists, pricing, marketing and sales strategies, employee and consultant rosters and other business or financial information or know-how developed by or disclosed to the Company or any of its subsidiaries or affiliates.


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1.2  Confidentiality Obligation

(1) During the term of the Employment Agreement and at any time after the termination of the Employment Agreement, the Employee shall abide by the confidentiality rules formulated by the Company.

(a) Without the Company's prior written consent, the Employee shall not, directly or indirectly:

     (i) use any Confidential Information for any purpose other than performance of his/her duties as an Employee;

     (i) disclose in any form whatsoever any Confidential Information to any third parties;

     (ii) acquire Confidential Information by any improper methods or allow third parties to do the same;

     (iii) use or allow third parties to use any Confidential Information so acquired.

(b) The Employee is obliged to use his/her best efforts to prevent any third party from stealing any Confidential Information.

(2) For the purpose of this Agreement, "ACQUIRE BY ANY IMPROPER METHODS" includes stealing, fraud, threat, bribery, unauthorized reproduction, breach of confidentiality obligations, persuasion of others to breach any confidentiality obligation or similar methods of the same nature.

(3) If the Company suffers any loss resulting directly or indirectly from the Employee's breach of Section 1.2(1) hereof, the Company shall have the right to impose a discipline penalty on the Employee, and the Employee shall compensate the Company for the loss according to the relevant provisions of the Employment Agreement and assume any other legal liabilities under PRC laws.

(4) The obligations under Section 1.2(1) shall not apply to the following information which:

(a)  the Employee can prove has entered into the public domain;

(b) has been disclosed other than by the Employee's breach of the provisions of this Agreement;

(c) the Employee can prove was acquired from a third party who was not subject to any confidentiality restrictions; or

(d) was disclosed by the Employee as required by any applicable law or court order, under which circumstance, the Confidential Information shall be disclosed only to the extent as expressly specified by such applicable law or court order.

(5) The Employee understands and agrees that as may be required for the Company's business operations and the Employee's performance of his/her duties, the Employee may from time to time have access to Confidential Information owned by the Company's subsidiaries and affiliates. For the purposes of this Article 1, the Company shall be deemed to include any subsidiaries or affiliates of the Company that may, from time to time, become affiliated with the Company.


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(6)  The Employee understands and agrees that the Company may from time to time receive confidential information of or relating to third parties which would require the Company to maintain in confidence. The Employee agrees to maintain in confidence for the Company and such third parties and in no event disclose to any party other than the Company and such third parties such confidential information.

(7) Nothing in this Agreement shall be deemed to exclude, weaken or waive any rights related to the protection of trade secrets that the Company may have under PRC laws (including but not limited to the PRC Anti-Unfair Competition Law).

1.3  Obligation to Return

(1) If the Employment Agreement is discharged or terminated for whatsoever reason, the Employee shall forthwith return to the Company, intact and in good condition, any documents (including photocopies) or items, including archives, records, equipment and other property, that the Employee receives from the Company during his/her employment with the Company and that the Employee uses in the course of his/her employment, or that are in his/her possession and relate to the Company's business. Without the Company's written consent, the Employee shall not take the above materials and items out of the Company's office.

(2) If the Company suffers losses from the Employee's failure to return any of the above documents (including copies) or items to the Company, the Employee shall be liable and compensate the Company for the losses. The Company may deduct an amount in respect of such losses from the last salary payment payable to the Employee, and shall have the right to take any other proper measures to protect its own legitimate rights and interests.

                                   ARTICLE 2
                              INTELLECTUAL PROPERTY

2.1  Definition

     "INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, trademarks, service marks, trade names, copyrights, rights in software, domain names, know-how, rights in Creative Works (as defined below), licenses and other intellectual property rights, being used to conduct the business of the Company and its affiliates as now operated.

     "CREATIVE WORKS" shall mean, all designs, ideas, discoveries, inventions, products, computer programs, source codes, procedures, improvements, documents, information, materials, drawings, specifications, reports, electronic media or other instruments made, conceived or developed by the Employee alone or with others.

     "MORAL RIGHTS" shall mean any right to claim of authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.
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2.2  Ownership of Intellectual Property Rights and Transfer of Rights

(1) During the term of the Employment Agreement and at the termination thereof, the Employee shall promptly disclose to the Company, without additional compensation, the following, to the extent that such disclosure could reasonably be expected to be of interest to the Company:

(a) any Creative Works related to the Company's business activities or to the Employee's work with the Company;

(b)  any pricing or marketing strategies;

(c)  any products and services;

(d)  any other ideas or information; and

(e)  any Intellectual Property Rights;

     which are conceived, adapted, discovered, developed or improved by the Employee while employed by the Company.

(2) The Employee undertakes and warrants that he/she will not, during the term of the Employment Agreement or at any time after the termination hereof, infringe, misappropriate, acquire or use (unless acquires or uses during the performance of his/her duties as an employee of the Company) any of the Company's Intellectual Property Rights.

(3) The Employee acknowledges and agrees that any Creative Works created by the Employee for the purpose of the Company's business or primarily using the Company's resources during the term of the Employment Agreement are occupational creations. The right to apply for patents, copyrights trademarks or other protection shall be vested in the Company, and the Company shall be the patentee or holder of the copyright, trademark or other protection after any such protections granted. The Employee agrees to assist the Company in executing and providing any and all documents and rendering any assistance that is reasonably necessary to obtain any patent, copyright, trademark or other protection for the Creative Works in the PRC or any other countries. Subject to applicable laws and treaties, the Employee agrees to irrevocably transfer and assign to the Company any and all Moral Rights that the Employee may have in such Creative Works.

(4) The Parties agree that during the term of the Employment Agreement, according to the Company's arrangement, the Employee will accept the Company's request to create copyright works. Works which are created under the sponsorship of the Company, and which represent the will of the Company, and for which the responsibility for the work is assumed by the Company, shall be classified as legal person works. The author thereof shall be the Company and the copyright shall vest in the Company. Meanwhile, the Employee agrees that during the term of the Employment Agreement, the copyright of other works completed by the Employee primarily by using the Company's material and technical resources also vest in the Company (if the Employee is entitled to the right of acknowledgement according to PRC laws, the Employee may enjoy the right of acknowledgement, however, other rights of the copyright shall still vest in the Company).

(5) The Employee agrees that any other Intellectual Property Rights developed by the Employee for the fulfillment of tasks assigned by the Company or primarily by using the Company's material and technical resources during the term of the Employment Agreement shall vest in the Company.

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(6)  In deciding the salary and welfare benefits payable to the Employee, the
     Company has taken into account, and such salary and welfare benefits include, rewards for the Employee's contribution to the Intellectual Property Rights. The Employee hereby agrees that it shall not be entitled to any additional rewards or compensation for the Intellectual Property Rights hereunder from the Company.

(7) The Employee agrees that any Intellectual Property Rights developed by the Employee related to his original job at the Company or to the task assigned by the Company within one (1) year after the termination of his employment with the Company shall vest in the Company.

(8) The Employee hereby irrevocably assigns, transfers and conveys to the Company any Intellectual Property Rights which the Employee creates or is involved in creating while employed by the Company (whether or not created during the Company's regular working hours or on the Company's premises) which do not vest in the Company according to Sections 2.2 (2) to (7) above. Further, the Employee agrees that he will use his best efforts to protect the benefits the Company may obtain globally as a result of the Intellectual Property Rights. During the period of his employment with the Company and after he leaves the employment of the Company, the Employee shall, at the Company's request in writing from time to time and provided that the Company bears all the reasonable expenses, execute all such further documents and do all such further acts or things as may be necessary inside or outside the PRC to vest all right, title and interest in such Intellectual Property Rights referred to in this Section 2.2 (8) in the Company (including assisting the Company in handling all related applications, registration formalities or other legal formalities (including serving as a witness at court)).

(9) The Employee understands that Intellectual Property Rights developed by the Employee prior to the commencement of the term of the Employment Agreement shall not be subject to Section 2.2 (7), and at the written request of the Company from time to time, the Employee will provide the Company with the related information to show that the relevant Intellectual Property Rights have been developed prior to the commencement of the term of the Employment Agreement.

(10) The Employee agrees that if the Intellectual Property Rights generated during the Employee's employment and reduced into written records, including words, drafts, blueprints, notes, notebooks, drawings, schematics, prototypes, magnetically encoded media, or any related materials, such written records, shall be deemed to be the Company's property. The Employee undertakes that during the term of the Employment Agreement and at any time thereafter, he will not disclose the contents of any of such written records to any persons unless authorized by the Company in writing.

                                   ARTICLE 3
                                 NON-COMPETITION

3.1  Definition

     "COMPETITIVE POSITION" shall mean serving in a senior management capacity, as an employee, consultant, advisor or otherwise, for any person that engages in the business that develops, manufactures or produces solar grade silicon ingots and wafers.
                                       -5-
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3.2  Non-Compete by the Employee

(1) The Employee hereby irrevocably represents and warrants that during the period of the Employee's employment with the Company and within [24 or 36] months after the Employee leaves his/her post, without regard for the reason, the Employee shall not, directly or indirectly, and whether or not for compensation, either on his or her own behalf or as an employee, officer, agent, consultant, director, owner, partner, shareholder, investor, or in any other capacity (except in the capacity of an employee of the Company acting for the benefit of the Company):

(a)  serve in a Competitive Position;

(b) engage in activities contrary or harmful to the interest of the Company or any of its affiliates, including but not limited to:

     (i) employing or recruiting any present, former or future employee of the Company or any of its affiliates to serve in a Competitive Position;

     (ii) owning equity (other than as the holder of not more than 1% of total outstanding shares of a publicly-held company) in any other company that is in the business that develops, manufactures or produces solar grade silicon ingots and wafers;

     (iii) disclosing or misusing any Confidential Information; or

     (iv) participating in a hostile takeover attempt of the Company or any of its affiliates.

(c) assist in any way any person or entity whose activities are competitive with or otherwise adverse to the Company's own business activities; or

(2) The Company may, at any time either before or after the expiry or termination of the Employment Agreement, shorten, or waive, the period for its non-compete obligation under Section 3.2 (1) above by giving notice to the Employee thereof. If, at any time either before or after the expiry or termination of the Employment Agreement, the Company does not require the Employee to perform any non-compete obligations hereunder, the period for the non-compete obligation may be shortened to zero, and the Company does not need to pay any economic compensation to the Employee.

(3)  In consideration of the Employee's performance of the provisions under
     Section 3.2 (1) above, the Company shall, from the day the Employee leaves the employment of the Company, pay to the Employee the economic compensation relating to the non-compete in compliance with applicable laws and regulations, for the enforcement of such restriction of non-competition herein against the Employee, provided that such restriction can be waived in writing by the Company in its sole discretion.

(4) Upon receipt of each payment from the Company, the Employee shall provide the Company with a receipt recording the payment date signed by the Employee.

(5) If the Company breaches the provisions of this Agreement by failing to pay to the Employee the economic compensation in a full and timely manner as set out in Section 3.2 (3) above (unless otherwise notified pursuant to Section 3.2 (2)) for a period of 30 days after receipt of the Employee's written notice, the Employee shall be discharged from his/her obligations under Section 3.2 (1) above.

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3.3  Non-Solicitation

     The Employee agrees that, while employed by the Company and for a period of [24 or 36] months after the date of termination of the employment relationship, without regard to the reason, if any, such employment shall terminate, the Employee will not, directly or indirectly, and whether or not for compensation, either on his or her own behalf or as an employee, officer, agent, consultant, director, owner, partner, shareholder, investor, or in any other capacity:

(1) induce or attempt to induce any employee, consultant, sales agent, supplier, customer or independent contractor of the Company to end his or her relationship with the Company; or

(2) employ, retain as a consultant or contractor, or cause to be so employed or retained, any employee (or former employee within 12 months after the date such former employee ceases to be employed by the Company), consultant, sales agent, or independent contractor of the Company; or

(3) accept or solicit investment capital, directly or indirectly, from any individual (other than the general public) or entity, or from an officer, partner, or principal of any entity, from which the Company has accepted investment capital, or with which, prior to the Employee's termination date, the Company has held discussions regarding the possibility of securing investment capital; or

(4) enter into or attempt to enter into a business relationship with any individual or entity with which, prior to the Employee's termination date, the Company had a business relationship, or with which, prior to the Employee's termination date, the Company had held discussions regarding the possibility of entering into such an relationship, if such relationship would be competitive with or otherwise deleterious to the interests of the Company; or

(5) do or say anything which is harmful to the reputation of the Company, or which may lead any person to cease to deal with the Company on substantially equivalent terms as before or at all.


                                   ARTICLE 4
                                  MISCELLANEOUS

4.1  Scope of Restrictions

     The Employee's covenants and restrictions of confidentiality, intellectual property and non-competition as contained in Articles 1, 2 and 3 hereof shall extend to and for the benefit of the Company and its affiliate companies and to the nature and extent of their respective businesses, throughout the term of Employee's employment with the Company. Where reference is made to the business of the Company, such term shall include any business of the Company and its affiliated companies.

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4.2  Governing Law

     This Agreement, and all matters relating hereto, including any matter or dispute arising out of the Agreement, shall be interpreted, governed, and enforced according to the laws of the People's Republic of China.

4.3  Dispute Resolution

     This Agreement in its nature is not a labor contract and is not subject to labor arbitration in any event.

4.4  Liability for Breach

     The Employee agrees that breach of any provision of this Agreement will cause the Company irreparable injury and damage. Therefore, the Employee agrees that if the Employee breaches any of his/her obligations under this Agreement, unless otherwise provided herein, the Company shall have the right to terminate the employment with the Employee without paying any compensation to the Employee and the Employee shall pay the Company for an amount of RMB___ as liquidated damages in the event of a breach, in addition to all other compensation available for all losses and damages incurred from such breach, and to injunctive relief to prevent a breach or continuing breach of this Agreement, or any part of it, and to secure its enforcement. In addition, the Employee shall return all of the economic compensation paid by the Company in relation to the non-compete. This Section shall not prevent the Company from seeking any other remedies according to PRC laws.

4.5 Without the prior written consent of the Company, the Employee shall not transfer part or all of his/her rights and obligations hereunder to any third party. The Company shall have the right to assign its rights hereunder to its affiliates or successors.

4.6 Without mutual agreement by the Parties, this Agreement shall not be altered or supplemented. Any alternation of or supplement to this Agreement shall become effective only after signed by the Parties.

4.7  This Agreement shall come into force upon the signature by the Parties.

     After this Agreement becomes effective, neither Party may refuse to perform the obligations hereunder for the reasons of changes in the names of respective legal representatives, successors or assignees.

4.8 Any provision of this Agreement which is held by a court or tribunal of competent jurisdiction to be illegal, invalid, or unenforceable shall not affect any other provision of this Agreement, which shall remain in full force and effect.

4.9 The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion or occasions shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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4.10 Notices

     Notices under this Agreement shall be given in writing to the relevant Party at the address stated herein (or to such other address as it shall have notified the other Party previously in writing).

     If to the Company:

                     Jiangxi LDK Solar Hi-Tech Co., Ltd.
                     [Address]
                     [Fax No.]
                     [Attention:]


     If   to the Employee:

                     [Name]
                     [Address]


4.11 Survival of Agreement

     This Agreement shall survive the termination of the Employment Agreement and the Employee shall be liable for any damages suffered by the Company as a result of a breach of this Agreement.



     IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed as of the day and year first above written.

                     JIANGXI LDK SOLAR HI-TECH CO., LTD.



                     By:
                        ----------------------
                     Name:
                     Title:

                     Date:
                           ---------


                     [NAME]



                     ---------------------

                     Date:
                           ---------

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